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                                                                      EXHIBIT 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                STATEMENTS OF COMPUTATION OF NET INCOME PER SHARE

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
                                                                    Three Months Ended March 31,
                                                                      1997                1996
                                                                      ----                ----
                                                                       (Thousands of Dollars)
PRIMARY

Net income                                                         $       396        $        17
                                                                   ===========        ===========

Weighted average shares outstanding                                  9,659,203          9,570,828
                                                                   ===========        ===========

Net income per share                                               $       .04        $       .00
                                                                   ===========        ===========

FULLY DILUTED

Net income                                                         $       396        $        17

ADD:
   Interest on 7% Convertible Subordinated Debentures, net
   of applicable income taxes                                              209                244
                                                                   -----------        -----------

Net income for fully diluted net income per share                  $       605        $       261
                                                                   ===========        ===========

Weighted average number of shares used in calculating
  primary net income per share                                       9,659,203          9,570,828

ADD:
   Shares issuable upon conversion of 7% Convertible Sub-
   ordinated Debentures                                                856,725          1,033,128

   Stock options                                                            --              2,985
                                                                   -----------        -----------

Weighted average number of shares used in calculating fully
  diluted net income per share                                      10,515,928         10,606,941
                                                                   ===========        ===========

Fully diluted net income per share                                 $       .06        $       .02
                                                                   ===========        ===========
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